                                                                 EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") dated April 9, 1997 (the "Effective Date"), is entered into by and between LANDMARK SYSTEMS CORPORATION, a Virginia corporation (the "Company") and RALPH E. ALEXANDER (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in the development of mainframe and client-server computer software products and the continued personal services of its key executives, including the Executive, are essential to the continued growth and profitability of the Company;

         WHEREAS, the Executive entered into employment with the Company on November 1, 1995 (the "Employment Effective Date") as Chief Financial Officer and Vice President of Financial Operations of the Company;

         WHEREAS, the Executive is currently employed as the Vice President and Chief Operating Officer of the Company and his performance in that capacity is material to the business of the Company;

         WHEREAS, the Company wishes to assure itself of the continued services of the Executive for the term of employment provided for in this Agreement; and

         WHEREAS, the Executive is willing to continue to serve, and is now free to serve, in the employ of the Company upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter set forth, the Company and the Executive agree as follows:

1.       DEFINITIONS

1.1      DEFINED TERMS.

         As used in this Agreement:

         (a) "Affiliate" shall mean any corporation or other business entity controlling, controlled by or under common control with the Company.

         (b) "Cause" shall mean (i) any act or acts of the Executive constituting a felony under the laws of the United States, any state thereof or any foreign jurisdiction; (ii) the intentional failure to perform assigned duties after the Executive has been notified in writing of such failure; (iii) any material breach by the Executive of this Agreement or the policies of the Company or the willful and persistent (after written notice to the Executive) failure or refusal of the Executive to comply with any lawful directives of the Board; (iv) a course of conduct

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amounting to gross negligence, willful misconduct or dishonesty; or (v) any misappropriation of material property of the Company by the Executive, misappropriation of a corporate or business opportunity of the Company by the Executive or breach of a fiduciary duty owed by the Executive to the Company.

         (c) "clients" and "customers" shall mean, when used in reference to clients and customers of the Company, persons, whether natural persons, corporations, partnerships, associations or other entities, for whom the Company has provided software products or other products or services for fees or for whose benefit services have been performed under arrangement between the Company and such person.

         (d) "Competitor" shall mean any business or activity within the Territory which is or which becomes directly or indirectly competitive with the business of the Company, as the same may be conducted during the Restricted Period (excluding, however, any lines of business which are discontinued by the Company during such period); provided that, as of the Separation Date, Competitors shall be limited to no more than five (5) of such businesses or activities as identified to the Executive in a written notice on or about the Separation Date.

         (e) "Disability" shall mean any physical or mental illness, disability or incapacity which prevents the Executive from performing substantially all of his material duties hereunder for a period of not less than one hundred twenty (120) consecutive days (or for shorter periods totaling not less than one hundred eighty (180) days during any period of twelve (12) consecutive months).

         (f) "Restricted Period" shall mean the period commencing on the Effective Date and ending upon the expiration of the twenty-four (24) month period immediately following the Separation Date; provided that, upon any finding by a court or arbitral tribunal of competent jurisdiction that the Company wrongfully terminated the Executive's employment with the Company, the Restricted Period shall terminate immediately.

         (g) "Separation Date" shall mean: (i) in the event the Executive's employment with the Company is not earlier terminated for any reason, the date the Employment Term expires; or (ii) in the event the Executive's employment with the Company is terminated for any reason, the effective date of termination of the Executive's employment with the Company.

         (h) "Territory" shall mean the United States of America, its territories and possessions, Canada, the United Kingdom, Spain, Australia, Hong Kong, The Netherlands and Germany, together with such other jurisdictions in which the business of the Company is conducted as of the date hereof or may be conducted during all actual periods of the Executive's employment hereunder.

1.2      OTHER DEFINITIONS.

         Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.





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2.       EMPLOYMENT AND DUTIES

2.1 POSITION AND RESPONSIBILITIES. The Company hereby employs the Executive to render full-time executive services to the Company on an exclusive basis during the "Employment Term" (as that term is hereinafter defined) as the Vice President and Chief Operating Officer of the Company, subject to the direction of the President and Chief Executive Officer of the Company (the "President") and the Board of Directors of the Company (the "Board"). In such capacity and subject to such direction, the Executive shall have such powers and perform such duties, consistent with such executive capacity, as may be assigned or delegated to him from time to time by the President or the Board.

2.2 ACCEPTANCE. The Executive hereby accepts such employment and agrees to devote his full time attention and best efforts exclusively to rendering the services described above. The Executive further agrees to accept election, and to serve during all or any part of the Employment Term, as a director of the Company or of any Affiliate, in the event that he is elected to any such position by the Board or by the Board of Directors or similar governing body of any Affiliate, and to perform such services for any such Affiliate as may be assigned to him, in each case without additional compensation therefor other than as specified in this Agreement.

2.3      EXCLUSIVE SERVICES.

         (a) It is understood and agreed that the Executive may not engage in any other business activities during the Employment Term, whether or not for profit or other pecuniary advantage; provided, however: (i) that the Executive may (A) make personal financial investments which do not involve any material active participation on his part, (B) engage in charitable, educational, religious, civic and similar types of activities and (C) serve as an outside director on the board of directors of other corporations which are not Affiliates of the Company, but only to the extent that any such activities do not hinder or otherwise interfere with the business of the Company or any Affiliate or the performance of the Executive's duties under this Agreement or conflict with the Company's or any Affiliate's policies concerning conflicts of interest, and (ii) that, with respect to the activities described in subclause
(C) above, such activities have been approved in advance by the President or are listed on Schedule 1.3 hereto.

         (b) The Executive agrees that he will not take personal advantage of any business opportunities which arise during his employment with the Company and which may be of benefit to the Company. All material facts regarding such opportunities must be promptly reported to the President or the Board for consideration by the Company.

3.       TERM

         The Executive will be employed by the Company for a period of three
(3) years commencing on the Effective Date, which shall be subject to renewal, upon completion of the initial three-year period of employment, for consecutive terms of one (1) year each commencing on the day after the expiration of the then-current term unless either party elects not to renew this Agreement by giving notice to the other party at least ninety (90) days prior to the expiration of





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the then-current term, and subject in any event to earlier termination at any time during the Executive's period of employment hereunder pursuant to the provisions of Article 5 below. The initial three-year period of employment hereunder, together with any one-year renewal periods thereafter, are referred to herein as the "Employment Term".

4.       COMPENSATION

4.1 BASIC SALARY. The Company shall pay the Executive salary for the services to be rendered by him during the Employment Term at the rate of One Hundred Seventy Five Thousand Dollars ($175,000) per annum (or portion thereof, as applicable), subject to such increases, if any, as the Board may determine after annual review ("Salary"), payable in periodic installments in accordance with the Company's regular payroll practices as in effect from time-to-time during the Employment Term.

4.2 BONUS PLAN. In addition to the Salary provided for in Section 4.1 above, the Executive shall be entitled to continue to participate in the Company's bonus plan (the "Bonus Plan"), as the same shall be in effect from time-to-time during the Employment Term, as determined and approved by the Board. Under the Bonus Plan, as such plan exists as of the Effective Date:
(i) a target annual incentive has been set for the Executive in the amount of Fifty Thousand Dollars ($50,000), subject to such increases, if any, as the Board, or any authorized committee of the Board may determine (the "Target Annual Incentive"); and (ii) the Company shall pay the Executive, as a bonus, some or all of the Target Annual Incentive, as determined exclusively by reference to the terms of the Bonus Plan (the "Bonus"). In addition, the timing and manner of distribution of the Bonus shall be determined exclusively by reference to the terms of the Bonus Plan.

4.3 OTHER INCENTIVES. In addition to the Salary and Bonus provided for in Sections 4.1 and 4.2 above respectively, and the stock options listed on Exhibit A attached hereto which were previously granted to the Executive under the Company's 1994 Stock Incentive Plan, the Executive shall have such other incentives as may be approved by the Board, or any authorized committee of the Board, for the Executive from time-to-time.

4.4 BENEFITS. Except as otherwise expressly provided herein, the Executive shall be entitled to participate in, and to receive benefits under, the Company's standard medical, dental, life and disability insurance plans, policies or programs and any other employee benefit or fringe benefit plans, perquisites or arrangements which the Company makes available generally to other senior executives of the Company (including, without limitation, a Tower Club membership and a car telephone), pursuant to the provisions of such plans or arrangements, as the same may be in effect from time-to-time during the Employment Term.

4.5 VACATION. During the period of his employment hereunder, the Executive shall be entitled to four (4) weeks paid non-cumulative vacation each year.





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4.6      EXPENSES.  The Company shall pay or reimburse the Executive for all reasonable, ordinary and necessary business expenses actually incurred or paid by the Executive in the performance of the Executive's services under this Agreement, in accordance with the expense reimbursement policies of the Company in effect from time to time during the Employment Term, upon presentation of proper expense statements or vouchers or such other written supporting documentation as the Company may reasonably require.

5.       TERMINATION OF EMPLOYMENT

5.1 GENERAL. The Executive's employment may be terminated during the Employment Term only as provided in this Article 5. Upon termination of employment as provided hereunder, the Executive shall be paid any accrued but unpaid Salary through the effective date of termination and, except as may otherwise be specifically provided herein, the Executive's rights, if any, under the Company's employee benefit plans or such other plans in which the Executive is a participant shall be determined under the provisions of such plans and any payments due under such plans shall be distributed pursuant to the provisions thereof.

5.2      TERMINATION FOR CONVENIENCE.

         (a) At its option, the Company may elect at any time, effective upon thirty (30) days' prior written notice to the Executive, to terminate the Executive's employment for convenience. In the event of any termination of employment for convenience, the Company shall, subject only to the provisions of Section 5.1 above, have no further obligations or liabilities to the Executive under this Agreement; provided that, subject to Section 5.2(b) below:
(i) the Company shall pay the Executive, as a severance payment, an amount equal to three-fourths (3/4) of the Salary in effect at the time notice of termination is given (the "Severance Payment"), to be paid to the Executive during the nine (9) month period following the effective date of termination of the Executive's employment (the "Severance Payment Period") on the same payment schedule as the Executive's regular salary was paid prior to the effective date of termination of the Executive's employment; and (ii) during the Severance Payment Period, the Executive's rights, if any, under the Company's employee benefit plans or such other plans in which the Executive was a participant immediately prior to the effective date of termination shall continue as if the Executive were still employed by the Company (items (i) and (ii) collectively, the "Severance Package"). The Company reserves the right, in its sole discretion, and in lieu of providing the Executive with prior written notice of termination, to terminate the Executive's employment immediately upon written notice and pay the Executive an amount equal to one-twelfth (1/12) of the Salary in effect at the time notice of termination is given by increasing the Severance Payment by such amount.

         (b) The Executive shall, as conditions to the Company's obligation to provide, and the Executive's right to receive, the Severance Package: (i) execute and deliver to the Company the Agreement and General Release attached hereto as Exhibit D (the "Release"); and (ii) not revoke the Release during the revocation period referred to in Paragraph 7 of the Release (the "Revocation Period"). In the event the Executive satisfies both conditions set forth in the preceding sentence, the Company's obligation to provide, and the Executive's right to receive, the Severance Package in the manner set forth herein, shall arise on the next business day following





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the expiration of the Revocation Period.  The Executive acknowledges and agrees that: (i) the Severance Package is above and beyond the compensation otherwise payable to him for the services rendered by him during the Employment Term;
(ii) he would not otherwise be entitled to receive the Severance Package but for his promises in the Release, without revocation by the Executive; and (iii) the Company's provision of the Severance Package in the manner set forth herein is in consideration for Executive's promises in the Release.

5.3 TERMINATION FOR CAUSE. At its option, the Company may elect at any time, effective immediately upon written notice to the Executive after the Board determines the existence of Cause, to terminate the Executive's employment for Cause. In the event of any termination of employment for Cause, the Company shall, subject only to the provisions of Section 5.1 above, have no further obligations or liabilities to the Executive under this Agreement.

5.4 TERMINATION UPON DEATH OR DISABILITY. The Executive's employment hereunder shall terminate automatically as of the date of his death. At its option, the Company may elect at any time, effective immediately upon notice to the Executive after the Board determines the existence of a Disability, and in a manner otherwise consistent with the Americans with Disabilities Act, to terminate the Executive's employment for such Disability. In the event of any termination of employment by reason of death or Disability, the Company shall, subject only to the provisions of Section 5.1 above, have no further obligations or liabilities to the Executive under this Agreement. It is the intention of the parties that, prior to any termination of the Executive's employment hereunder by reason of Disability, the Executive shall have been afforded a reasonable period of time in which to attempt to qualify for disability benefits under the Company's group disability coverage then in effect on the basis of such Disability and which time period shall in any event be at least ninety (90) days from the date the physical or mental illness, disability or incapacity giving rise to such Disability first arose.

5.5 SATISFACTION OF LIABILITIES. Upon payment of the amounts provided in this Article 5, the Company shall have no further liability of any kind or nature whatsoever to the Executive under law or this Agreement relating to this Agreement or to the Executive's employment hereunder. All payments to the Executive provided for under this Article 5 shall be in lieu of, and shall be deemed to be in discharge of, any obligations of the Company to the Executive for Salary or under any separation or severance pay plan of the Company or any Affiliate or for other compensation or expectation of remuneration or benefit in connection with the Executive's employment by the Company or the termination thereof, subject only to the Executive's rights set forth in any stock option agreements between the Company and the Executive.

6.       CERTAIN COVENANTS AND REPRESENTATION

6.1 NON-COMPETITION AND SOLICITATION. The Executive acknowledges that he will have access at the highest level to, and the opportunity to acquire knowledge of, trade secrets and other valuable confidential and proprietary information of the Company and that he is entering into the covenants in this
Article 6 in order to preserve the goodwill and going concern value of the Company. The Executive further acknowledges that the business of software development is very competitive and that competition by him in that business during his employment, or after his





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employment terminates, would severely injure the Company.  Accordingly, the
Executive hereby undertakes and covenants as follows:

         (a) The Executive agrees that, during the Restricted Period, he will refrain, alone, or as a partner, member, employee or agent of any partnership or other entity, or as an officer, employee, agent, director, stockholder or investor of any corporation (except as to not more than one percent (1%) of the outstanding stock of any corporation the securities of which are traded on a regular basis an a recognized securities exchange or on a regular basis in over-the-counter markets), or in any other individual or representative capacity, from directly or indirectly owning managing, operating or controlling, or participating in the ownership, management, operation or control of, or working for or providing consulting services (including, without limitation, consulting services without fee other compensation) to, or permitting the use of his name by, or lending money to, any Competitor.

         (b) The Executive and any entity controlled by him or with which he is associated (as the terms "control" and "associate" are defined under the Securities Exchange Act of 1934 (the "Exchange Act")) shall not during the Restricted Period, without the prior written consent of the Company, directly or indirectly, solicit, interfere with, hire, offer to hire or induce any person, who is or was an officer or employee of the Company or any Affiliate (other than secretarial and clerical personnel) during all actual periods of employment hereunder or during the twelve (12) month period prior to the expiration of the Employment Term or any termination of the Executive's employment with the Company during the Employment Term, as applicable, to discontinue his or her relationship with the Company or such Affiliate or to accept employment by, or enter into a business relationship with, any other entity or person, provided that the foregoing restriction shall not apply to unsolicited requests for character references received by the Executive, and further provided that, with respect to any entity with which the Executive is associated, the foregoing restriction shall only be applicable to actions taken by such entity as a result of the participation or involvement, directly or indirectly, of the Executive.

         (c) The Executive and any entity controlled by him or with which he is associated (as the terms "control" and "associate" are defined under the Exchange Act) shall not, during the Restricted Period, directly or indirectly,
(i) solicit, interfere with, induce or entice away any person or entity that is or was a client, customer or agent of the Company or any Affiliate all actual periods of employment hereunder or during the twelve (12) month period prior to the expiration of the Employment Term or any termination of the Executive's employment with the Company during the Employment Term, as applicable, or (ii) in any manner persuade or attempt to persuade any such person or entity (A) to discontinue a business relationship with the Company or such Affiliate, or (B) to enter into a business relationship with any other entity or person which would be detrimental to the Company in any material respect, provided that, with respect to any entity with which the Executive is associated, the foregoing restrictions shall only be applicable to actions taken by such entity as a result of the participation or involvement, directly or indirectly, of the Executive.

         (d) Without limiting the foregoing, the Executive agrees that he will not, during the Restricted Period, use, or authorize any other person to use, any corporate, firm or business





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name, title or logo, or trademark, service mark or trade name, in connection with any business within the Territory, whether alone or in conjunction with any other names or words, in a manner which would be likely to create confusion with any of the trademarks, service marks, trade names, corporation, firm or business names or titles or logos associated with the business of the Company.

         (e) The Executive hereby acknowledges that the business of the Company is national and international in scope; that clients of the Company are located throughout the Territory; and that, accordingly, any geographical limitation on the scope of the foregoing covenants to less than those areas specified above would be meaningless, and that, by reason thereof, the Executive acknowledges that the scope of the foregoing covenants is reasonable and necessary in order to protect the interests of the Company sought to be protected hereby.

6.2 CONFIDENTIAL INFORMATION AND INVENTIONS. The Executive acknowledges, and agrees to remain bound to (i) that certain Landmark Systems Corporation Employee Agreement on Ideas, Inventions, and Confidential Information by and between Landmark Systems Corporation and Ralph Alexander, dated September 8, 1995 and (ii) that certain Salary Confidentiality Agreement acknowledged by Ralph Alexander, dated November 11, 1995. The Executive further acknowledges and agrees that his obligations under the Landmark Systems Corporation Employee Agreement on Ideas, Inventions, and Confidential Information referred to herein shall extend to Landmark's Affiliates to the same extent as if the Executive had entered into the same agreement with each of Landmark's Affiliates.

6.3      ENFORCEMENT.

         (a) The parties hereby acknowledge and agree that, inasmuch as the services to be rendered by the Executive hereunder are of a special, unique and extraordinary nature, any breach thereof will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. The Executive, therefore, expressly agrees that the Company shall be entitled, without prejudice to any other rights that it may have under this Agreement, to seek injunctive and/or other equitable relief to prevent any anticipatory or continuing breach of this Agreement, or any part thereof, and to secure its enforcement. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity, including without limitation, the right to seek monetary damages.

         (b) It is expressly understood and agreed that, although the Executive and the Company consider the restrictions contained in this Article 6 to be reasonable for the purpose of preserving the Company's good will, proprietary rights and going concern value, if a final determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this Agreement shall nevertheless not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other maximum extent as such court may judicially determine to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot





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


be amended so as to make it enforceable, it is the parties' intention that such finding shall not affect the enforceability of any of the other restrictions contained herein.

6.4 CONTINUATION OF EMPLOYMENT. The parties agree and understand that the Executive's continuation of employment during the Employment Term is necessary for the purpose of preserving the Company's and its Affiliates' good will, proprietary rights and going concern value. To the extent permitted by law, the parties intend that the Executive may not voluntarily terminate his employment hereunder, except at the expiration of the initial three-year period of employment or any subsequent one-year renewal periods of employment by electing not to renew this Agreement as provided in Article 3 hereof. The Executive agrees that he will not directly or indirectly take any action or solicit any proposals or discussions that reasonably could be expected to result in a breach of the undertakings or agreements in this Section 6.4.

6.5 REPRESENTATIONS. The Executive represents and warrants to the Company that he has full power to enter into this Agreement and perform his duties hereunder and that his execution and delivery of this Agreement and his performance of his duties hereunder shall not result in a breach of, or constitute a default under, any agreement or understanding, oral or written, to which he is a party or by which he may be bound.

7.       MISCELLANEOUS

7.1 NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by courier or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested), with all facsimile, telex or postage fees prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, however, that notices of a change of address or telex or facsimile number shall be effective only upon receipt thereof):

         To the Executive:

              Ralph E. Alexander
              15623 Meherrin Drive
              Centreville, Virginia 22020

         To the Company:

              Landmark Systems Corporation
              8000 Towers Crescent Drive
              Vienna, Virginia 22182
              Attention:  Katherine K. Clark, President
              Facsimile:  703-734-0363

7.2 NON-ASSIGNABILITY. Neither of the parties shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party;





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provided, however, that this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger or consolidation of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company.

7.3 APPLICABLE LAW. This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia without giving effect to the conflict of laws rules thereof. The Executive hereby irrevocably consents to, and waives any objection to the exercise of, personal jurisdiction by the state and federal courts located in the Commonwealth of Virginia with respect to any action or proceeding arising out of this Agreement.

7.4 ENTIRE AGREEMENT. This Agreement (which includes and incorporates Exhibits A and B attached hereto) contains the full and complete agreement of the parties relating to the employment of the Executive hereunder and supersedes all prior agreements, arrangements or understandings, whether written or oral, relating thereto (including, without limitation, that certain letter agreement dated September 5, 1995 between the Company and Ralph Alexander attached hereto as Exhibit C).

7.5 AMENDMENTS. This Agreement may not be amended, modified or supplemented, and no provision or requirement hereof may be waived, except by written instrument signed by each of the parties hereto.

7.6 WITHHOLDING TAXES. All amounts payable under this Agreement, whether such payment is to be made in cash or other property, shall be subject to withholding for Federal, state and local income taxes, employment and payroll taxes, and other legally required withholding taxes and contributions to the extent appropriate in the determination of the Company, and the Executive agrees to report all such amounts as ordinary income on his personal income returns and for all other purposes.

7.7 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent and, to the full extent permitted by applicable law, any provisions or restrictions found to be invalid shall be amended with such modifications as may be necessary to cure such invalidity, and such restrictions shall apply as so modified.

7.8 WAIVER. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by another party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.





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



7.9 DESIGNATION OF BENEFICIARY. If the Executive shall die before receipt of all payments to which he is entitled under this Agreement, payment of the amounts to which he is entitled under this Agreement shall be made to such beneficiary as he shall have designated by an instrument in writing filed with the Secretary of the Company or, in the absence of such designation, to his estate. Such payment shall be made in the same manner and at the same intervals as they would have been made to the Executive had he continued to live.

7.10 EXECUTIVE'S RIGHTS NOT SECURED. Nothing contained in this Agreement and no action taken pursuant to the provisions hereof shall create, or be construed to create, a trust of any kind, a fiduciary relationship between the Company and any Affiliate and the Executive or any other person, nor shall any money, property or equity securities be segregated for the benefit of the Executive.

7.11 COUNTERPARTS. This agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

7.12 SURVIVAL. Any provision of this Agreement which contemplates performance subsequent to any termination or expiration of this Agreement, such as Section 6.1 or Section 6.2, will survive any termination or expiration of this Agreement and continue in full force and effect.


         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                   LANDMARK SYSTEMS CORPORATION


                                   By: /s/ KATHERINE K. CLARK
                                      ----------------------------------
                                        Katherine K. Clark, President

                                   RALPH E. ALEXANDER

                                   By: /s/ RALPH E. ALEXANDER
                                      ------------------------------------
                                         Ralph E. Alexander

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


         This Amendment No. 1 to Employment Agreement (the "Amendment"), dated as of October 9, 1997, is entered into by and between LANDMARK SYSTEMS CORPORATION, a Virginia corporation (the "Company"), and RALPH E. ALEXANDER (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated April 9, 1997 (the "Employment Agreement");

         WHEREAS, the Board of Directors of the Company on September 15, 1997 appointed the Executive to serve as President of the Company; and

         WHEREAS, the Company and the Executive desire to amend the Employment Agreement to reflect the appointment of the Executive as President of the Company;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter set forth, the Company and the Executive agree as follows:

         1.     The Employment Agreement is hereby amended by deleting Section
2.1 thereof and replacing it in its entirety with the following:

                  2.1 POSITION AND RESPONSIBILITIES. The Company hereby employs the Executive to render full-time executive services to the Company on an exclusive basis during the "Employment Term" (as that term is hereinafter defined) as the President and Chief Operating Officer of the Company, subject to the direction of the Chief Executive Officer of the Company (the "CEO") and the Board of Directors of the Company (the "Board"). In such capacity and subject to such direction, the Executive shall have such powers and perform such duties, consistent with such executive capacity, as may be assigned or delegated to him from time to time by the CEO and the Board.

         2. The Employment Agreement is hereby amended to replace the term "President" with "CEO" wherever such term is used in the Employment Agreement, except as used in Section 2.1 above.

         3. All other provisions of the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.


                                        LANDMARK SYSTEMS CORPORATION



                                        By:
                                            ---------------------------
                                            Katherine K. Clark
                                            Chief Executive Officer


                                        RALPH E. ALEXANDER



                                        By:
                                            ----------------------------
                                            Ralph E. Alexander